UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ARGYLE SECURITY ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3101079
(State of Incorporation Identification No.)	(I.R.S. Employer or Organization)

200 Concord Plaza, Suite 700, San Antonio, Texas	78216
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-126569

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Units
(Title of Class)

Common Stock, $0.0001 per share
(Title of Class)

Common Stock Purchase Warrants
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

A description of the units, common stock and warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-126569) filed with the Securities and Exchange Commission on July 13, 2005, and as amended on August 19, 2005, September 27, 2005, October 20, 2005, November 4, 2005 and November 29, 2004 (the “Registration Statement”). Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.	Description
3.1*	Amended and Restated Certificate of Incorporation.
3.2*	By-laws.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Common Stock Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.
4.5*	Form of Unit Purchase Option to be granted to Representative.

* Incorporated by reference to the exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARGYLE SECURITY ACQUISITION CORPORATION

Date: November 29, 2005	By:	/s/ Bob Marbut
Name: Bob Marbut
Title: Chairman and Co-Chief Executive Officer